Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-73161 on Form S-8 of our report dated June 29, 2006, appearing in this Annual Report on Form 11-K of the NS Group Employees Retirement Savings Plan for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Cincinnati, Ohio
June 29, 2006